UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 20, 2017
INVENTRUST PROPERTIES CORP.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-51609 (Commission File Number)	34-2019608 (IRS Employer Identification No.)
2809 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(855) 377-0510 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

During 2016, InvenTrust Properties Corp. (the “Company”) had earnings and profits (“E&P”) attributable to operations and other non-recurring transactions, including real estate property sales and the sale of the student housing platform, University House, on June 21, 2016.

As previously disclosed, on April 28, 2016, the Company completed the spin-off of Highlands REIT, Inc. (“Highlands”), which the Company formed to hold substantially all of its remaining non-core assets, through the Company’s distribution of the outstanding common stock of Highlands to holders of record of the Company’s common stock. Each holder of record of the Company’s common stock as of the close of business on April 25, 2016 received one share of Highlands’ common stock for every one share of the Company’s common stock held.

For U.S. federal income tax purposes, the Company’s distributions of cash and property, including the distributed Highlands shares, will be treated as taxable dividends to the extent of the Company’s E&P. The Company’s tax basis in the Highlands common stock exceeded the fair market value of that stock as of the separation of Highlands from the Company. Accordingly, the Company did not recognize a taxable gain as a result of the separation and did not increase its E&P for 2016.

For the year ended December 31, 2016, the Company has determined that its total E&P is approximately $0.32 per share, of which included approximately $0.21 per share derived from the sale of student housing platform.

The following table denotes the allocation of the Company's distributions paid in 2016 for income tax purposes only. The December 2016 distribution, with a record date of December 29, 2016 and payment date of January 6, 2017, will be reported in 2017, and not reflected in the 2016 tax allocation.

			Ordinary Income		Capital Gains
Record Date	Payable Date	Total Distribution Per Share	Total Ordinary Dividend	Qualified Dividend (incl. in Ordinary Dividend)	Total Capital Gain Dividend	Unrecapt'd Sec 1250 Gain (incl. in Capital Gain Dividend)	Non-Dividend Distributions
12/30/2015	1/6/2016	$0.032500	$0.005772	$0.000066	$0.016146	$0.007789	$0.010582
3/31/2016	4/6/2016	$0.032500	$0.005772	$0.000066	$0.016146	$0.007789	$0.010582
* 4/25/2016	4/28/2016	$0.360000	$0.063936	$0.000736	$0.178848	$0.086281	$0.117216
6/30/2016	7/6/2016	$0.032500	$0.005772	$0.000066	$0.016146	$0.007789	$0.010582
9/30/2016	10/6/2016	$0.016875	$0.002997	$0.000034	$0.008383	$0.004044	$0.005495
		$0.474375	$0.084249	$0.000968	$0.235669	$0.113692	$0.154457
* Represents Highlands stock distribution.

Solely for illustration purposes, the Total Distribution Per Share of $0.474375, including quarterly cash distributions and Highlands’ stock distributions, will be taxable as follows:

•	$0.084249 (or 17.76% of Company’s total distributions) would be taxable as ordinary dividends;

•	$0.235669 (or 49.68% of Company’s total distributions) would be taxable as capital gain dividends; and

•	$0.154457 (or 32.56% of Company’s total distributions) would be treated as a non-taxable return of capital and will reduce the tax basis of each share of the Company common stock held.

Consult Your Tax Advisor

The information in this document represents the Company’s understanding of the U.S. federal income tax laws and regulations and does not constitute tax advice. It does not purport to be complete or to describe the consequences that may apply to particular categories of stockholders. Each stockholder is urged to consult his, her, or its tax advisor as to the specific tax consequences of distributions to such stockholder, including the effect of any state, local, or non-U.S. tax laws, and of changes in applicable tax laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InvenTrust Properties Corp.

Date:	January 20, 2017	By:	/s/ Michael E. Podboy
		Name:	Michael E. Podboy
		Title	Executive Vice President - Chief Financial Officer, Chief Investment Officer and Treasurer